                     CABLE DESIGN TECHNOLOGIES CORPORATION
                                 EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated September 20, 1999, included in Cable Design Technologies Corporation and Subsidiaries' annual report for the year ended July 31, 1999. It should be noted that we have not audited any financial statements of the Company subsequent to July 31, 1999 or performed any audit procedures subsequent to the date of our report. We also consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File No. 333-80229, File No. 333-76351, File No. 33-78418, File No. 33-73272, File
No. 333-02450, File No. 333-06743, and File No. 333-17443 and Form S-3
Registration Statement File No. 333-00554.



                                         ARTHUR ANDERSEN LLP



Pittsburgh, Pennsylvania
 October 25, 1999